Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

As of December 31, 2013

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization.

State or Jurisdiction of
Subsidiary	Organization
Branch Banking and Trust Company	North Carolina
Agency Technologies, Inc.	South Carolina
Atlas SPE, LLC	North Carolina
Atlas FL I SPE, LLC	North Carolina
Atlas GA I SPE, LLC	North Carolina
Atlas GA II SPE, LLC	North Carolina
MHI Syndicated Holdings - 2010, LLC	Delaware
Redus LH, LLC	Delaware
Atlas GA III SPE, LLC	North Carolina
Atlas MD I SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas NC II SPE, LLC	North Carolina
Atlas SC I SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
Atlas VA I SPE, LLC	North Carolina
BB&T Capital Partners II, L.L.C.	Delaware
BB&T Capital Partners Mezzanine Fund II, LP	Delaware
BB&T Capital Partners, L.L.C.	Delaware
BB&T Capital Partners/Windsor Mezzanine Fund, LLC	Delaware
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
BB&T Credit Services, Inc.	Virginia
BB&T EFC Energy, LLC	North Carolina
BB&T Equipment Finance Corporation	North Carolina
BB&T Insurance Holdings, Inc.	Delaware
BB&T Insurance Services, Inc.	North Carolina
AmRisc, LP	Delaware
BB&T Insurance Services of California, Inc.	California
F.B.P. Insurance Services, LLC	California
Precept Advisory Group LLC	California
Independent Trustees, Inc.	Virginia
Title Insurance Services of Alabama, LLC	Alabama
CRC Insurance Services, Inc.	Alabama
AmRisc GP, LLC	Delaware
Association of Independent Drivers of America, LLC	Florida
Five Star Agents, Inc. Purchasing Group	Illinois
Five Star Realty, Inc.	Illinois
Hanleigh Management Inc.	New Jersey
Home Inspection Liability Group Incorporated	Illinois
Professional Liability Assurance Society, Inc	Illinois
Real Property Inc., A Risk Purchasing Group	New York
Real Restaurant Owners, Inc. A Risk Purchasing Group	New York
TAPCO Underwriters, Inc.	North Carolina
Crump Life Insurance Services, Inc.	Pennsylvania
P.J. Robb Variable Corp.	Tennessee
Ramkade Insurance Services, Inc.	California
RiskRighter, LLC	Delaware
Tellus Brokerage Connections, Inc.	Delaware

State or Jurisdiction of
Subsidiary	Organization
Crump International Ltd.	Bermuda
McGriff, Seibels & Williams, Inc.	Alabama
M & M Aviation, L.L.C.	Alabama
McGriff Seibels of Texas, Inc.	Texas
McGriff, Seibels and Williams of Texas, Inc.	Texas
McGriff, Seibels & Williams of Texas Life Agency, Inc.	Texas
McGriff, Seibels & Williams de Mexico, Intermediario de Reaseguro, S.A. de C.V.	Mexico
McGriff, Seibels & Williams of California, Inc.	California
McGriff, Seibels & Williams of Georgia, Inc.	Georgia
McGriff, Seibels & Williams of Louisiana, Inc.	Louisiana
McGriff, Seibels & Williams of Missouri, Inc.	Missouri
McGriff, Seibels & Williams of Oregon, Inc.	Oregon
BB&T Investment Services, Inc.	North Carolina
BB&T Merchant Services LLC	North Carolina
BB&T Mortgage Reinsurance Company	Vermont
BB&T-VA Collateral Service Corporation	Virginia
CBG Nevada Holding Corp.	Nevada
CBG Florida REIT Corp.	Florida
CBG, Inc.	Nevada
Colonial REMIC, LLC	Delaware
Eagle SPE Multi I, Inc.	North Carolina
Eagle SPE NV I, Inc.	North Carolina
Eagle SPE NV II, Inc.	North Carolina
Eagle SPE NV III, Inc.	North Carolina
Eagle SPE, LLC	North Carolina
Eagle AL I SPE, LLC	North Carolina
Eagle FL I SPE, LLC	North Carolina
Eagle FL II SPE, LLC	North Carolina
Eagle FL III SPE, LLC	North Carolina
Eagle FL IV SPE, LLC	North Carolina
Eagle FL V SPE, LLC	North Carolina
Eagle FL VI SPE, LLC	North Carolina
Eagle FL VII SPE, LLC	North Carolina
Eagle GA I SPE, LLC	North Carolina
Eagle GA II SPE, LLC	North Carolina
Eagle TX I SPE, LLC	North Carolina
Farr Associates, Inc. - Behavioral Science Consultants	North Carolina
FCP Assets I, LLC	Florida
FCP Assets II, LLC	Florida
Fountainhead SPE, Inc.	North Carolina
Georgia Asset Resolution Group, LLC	Florida
Grandbridge Real Estate Capital LLC	North Carolina
BB&T Real Estate Funding LLC	North Carolina
Grandbridge Investment Sales, Inc.	North Carolina
OVB Foreclosed Properties, Inc.	West Virginia
Prime Rate Premium Finance Corporation, Inc.	South Carolina
AFCO Credit Corporation	New York
AFCO Acceptance Corporation	California
AFCO Premium Credit LLC	New York
AFCO Premium Acceptance, Inc.	California
CAFO US Holdings, Inc.	North Carolina
CAFO Holdings Company	Nova Scotia
CAFO Inc.	Canada
Prime Rate Premium Finance of California, Inc.	California
Reliable Policy Management, LLC	South Carolina
Salem Financial, Inc.	Delaware

State or Jurisdiction of
Subsidiary	Organization
Matewan Realty Corporation	Delaware
AmCo Holding Company	North Carolina
American Coastal Insurance Company	Florida
BB&T Assurance Company, Ltd.	Bermuda
BB&T Auto Finance Corporation	North Carolina
BB&T Charitable Foundation	North Carolina
BB&T Institutional Investment Advisers, Inc.	South Carolina
BB&T Securities, LLC	Delaware
Regional Acceptance Corporation	North Carolina
Rega Insurance Services, Inc.	North Carolina
Regional Fidelity Reinsurance, Ltd.	Turks & Caicos Islands
Sterling Capital Management LLC	North Carolina
Sterling Capital (Cayman) Limited	Cayman Islands